AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

TRISM, INC.

under

The Delaware General Corporation Law

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

TRISM, INC.

     On August 24, 1988 a Certificate of Incorporation of TRISM, Inc. was filed with the Secretary of State of Delaware. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, the Certificate of Incorporation is hereby amended and restated as follows:

     FIRST.   The name of the Corporation is "TRISM, Inc."

     SECOND    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The Corporation shall have authority to issue 5,000,000 shares of common stock, par value of $.01 per share.

     FIFTH.   Board of Directors:

1.     Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

2.      Number of Directors. The number of directors of the Corporation shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, even if less than a quorum, but in no event shall be less than three.

3.      Vacancies in Board of Directors. Newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director; and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

     SIXTH.   The By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of not less than a majority of the aggregate voting power of the outstanding stock of the Corporation, except as and to the extent provided in this Amended and Restated Certificate of Incorporation or in the By-laws.

     SEVENTH.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that this Article SEVENTH and Article EIGHTH and NINTH, may be amended, altered or repealed, and any provision inconsistent therewith may be adopted, only by the affirmative vote of not less than eighty percent (80%) of the aggregate voting power of the outstanding stock of the Corporation.

     EIGHTH.   Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, member or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which arose prior to the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, member or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise. Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

     NINTH.   No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however , that this provision does not eliminate the liability of any director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan or expense of any nature (including without limitation counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH and neither the amendment or repeal of this Article NINTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     TENTH.   At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation in accordance with the procedures set forth in the By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures set forth in this Amended and Restated Certificate of Incorporation or in the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article TENTH shall be interpreted or construed to require the inclusion of information about any stockholder proposal in any proxy statement distributed by, at the direction of or on behalf of the Board of Directors.

     ELEVENTH   Special meetings of stockholders may be called only by such persons, and in accordance with such procedures, as set forth in the By-laws. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the special meeting of stockholders by such persons, and in accordance with such procedures, as set forth in the By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures set forth in this Amended and Restated Certificate of Incorporation or in the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     TWELFTH.   Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, such compromise or arrangement or such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, as the case may be, of the Corporation and also on the Corporation.

     IN WITNESS WHEREOF, I have made, signed and sealed this Amended and Restated Certificate of Incorporation on the ____ day of February, 2000.

__________________________
James G. Overley
Senior Vice President